Exhibit 99.1

Gleacher & Company to Present at the Keefe, Bruyette & Woods
Securities Brokerage & Market Structure Conference

NEW YORK, N.Y.—November 22, 2011—Gleacher & Company, Inc. (Nasdaq:  GLCH) today announced its participation in the Keefe, Bruyette & Woods Eighth Annual Securities Brokerage & Market Structure Conference on Wednesday, November 30, 2011 at the Mandarin Oriental Hotel in New York City.  Thomas Hughes, Chief Executive Officer, is currently scheduled to present at 2:05 P.M. EST.

The presentation will be webcast live.  The webcast, as well as a copy of the Company’s presentation materials, will be available on November 30, 2011 directly through the Investor Relations portion of Gleacher & Company’s website at www.gleacher.com.  For those who cannot listen to the live webcast, the archived webcast will be available for 30 days following the event directly through Gleacher & Company’s website.

About Gleacher & Company, Inc.

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and, through a new subsidiary, engages in residential mortgage lending.  For more information, please visit www.gleacher.com.

Forward-Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Joele Frank, Wilkinson Bimmer Katcher
Thomas Hughes	Andrew Siegel / Nick Lamplough
Chief Executive Officer	212.355.4449
212.273.7100